Exhibit 99.1

KEYARCH ACQUISITION CORPORATION ANNOUNCES EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO VOTE ON PROPOSED BUSINESS COMBINATION WITH ZOOZ POWER LTD.; FORM F-4 DECLARED EFFECTIVE

NEW YORK, N.Y., March 19, 2024 (GLOBE NEWSWIRE) -- Keyarch Acquisition Corporation (Nasdaq:KYCH) (“Keyarch” or the “Company”), a special purpose acquisition company, and ZOOZ Power Ltd. (“ZOOZ”), a leading provider of flywheel-based power boosting solutions for the EV charging infrastructure market, today jointly announced that the registration statement on Form F-4 filed by ZOOZ relating to their proposed business combination was declared effective by the Securities and Exchange Commission (“SEC”) on March 18, 2024. Keyarch will hold an extraordinary general meeting of its shareholders (the “Meeting”) at 9:00 a.m., Eastern Time, on Wednesday, March 27, 2024, for consideration and voting on the approval of the business combination agreement, dated July 30, 2023, as amended (the “definitive agreement”), and related proposals described in the registration statement’s proxy statement/prospectus.

Keyarch’s board of directors unanimously recommends that Keyarch shareholders vote “FOR” all of the proposals to be voted upon at the extraordinary general meeting, including approval of the proposed business combination and definitive agreement.

Keyarch shareholders of record at the close of business on March 18, 2024 (the “Record Date”) will be entitled to vote at the extraordinary general meeting. Keyarch will commence mailing the definitive proxy statement/prospectus and related materials to such shareholders on or about March 20, 2024.

Keyarch’s shareholders may submit publicly held ordinary shares of Keyarch for redemption in connection with the proposed business combination and proposals at the Meeting described in the proxy statement/prospectus until the deadline of 5:00 p.m. Eastern Time, on Monday, March 25, 2024, whether or not such shareholders hold shares as of the Record Date. Shareholders who wish to withdraw their previously submitted redemption requests may do so prior to the Meeting by requesting Keyarch’s transfer agent Continental Stock Transfer& Trust Company to return such shares.

The registration statement on Form F-4 of ZOOZ, declared effective by the SEC on March 18, 2024, serves as both a proxy statement of Keyarch (for the extraordinary general meeting of Keyarch shareholders) and as a prospectus (registering ZOOZ shares to be issued under the definitive agreement). A copy of the registration statement and its definitive proxy statement/prospectus is accessible on the SEC’s website at www.sec.gov.

Keyarch shareholders who need assistance in completing the proxy card, need additional copies of the proxy materials or have questions regarding the extraordinary general meeting may contact Keyarch’s proxy solicitor, Advantage Proxy, Inc., by calling toll-free at 877-870-8565.

Important Information and Where to Find It

In connection with the proposed business combination (the “Business Combination”), ZOOZ has filed with the SEC the Registration Statement on Form F-4, as amended, which includes a prospectus for ZOOZ securities and a proxy statement for Keyarch’s shareholders (the “Registration Statement”). The Registration Statement has been declared effective by the SEC, on March 18, 2024. Keyarch will distribute the definitive proxy statement and a proxy card contained therein to its shareholders or record as of the close of business on March 18, 2024. Investors and securityholders of Keyarch and other interested persons are advised to read, when available, the Registration Statement, and the definitive proxy statement in connection with Keyarch’s solicitation of proxies for the extraordinary general meeting to be held to approve the definitive agreement and proposals relating to the Business Combination (collectively, the “Transactions”) and other documents filed in connection with the proposed Transactions because these documents will contain important information about ZOOZ, Keyarch, the definitive agreement and the Transactions. The Registration Statement, including the definitive proxy statement, and other relevant materials in connection with the Transactions (when they become available), and any other documents filed by Keyarch with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to Keyarch at: 275 Madison Avenue, 39th Floor, New York, New York 10016. This press release does not contain all the information that should be considered concerning the proposed Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Transactions. This press release is not a substitute for any registration statement or for any other document that ZOOZ or Keyarch may file with the SEC in connection with the proposed Transactions.

INVESTORS AND SECURITY HOLDERS OF KEYARCH ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING, AMONG OTHER THINGS, THE BUSINESS COMBINATION AGREEMENT, THE PARTIES THERETO AND THE TRANSACTIONS.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, THE ISRAEL SECURITIES AUTHORITY (“ISA”), OR ANY OTHER REGULATORY AUTHORITY, NOR HAS ANY SECURITIES AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE PROPOSED TRANSACTIONS PURSUANT TO WHICH ANY SECURITIES ARE TO BE OFFERED OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

ZOOZ, Keyarch, and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from the holders of Keyarch securities in respect of the proposed Transactions. Information regarding Keyarch’s directors and executive officers and their ownership of Keyarch’s securities is set forth in Keyarch’s filings and ZOOZ’s filings with the SEC. Additional information regarding the interests of the participants in the proxy solicitation are included in the Registration Statement. These documents can be obtained free of charge from the sources indicated above.

No Solicitation or Offer

This communication and press release shall not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities pursuant to the proposed Transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

 This press release contains, and certain oral statements made by representatives of Keyarch and ZOOZ and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of federal securities laws. Keyarch’s and ZOOZ’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Keyarch’s and ZOOZ’s expectations with respect to future performance and anticipated financial impacts of the Transactions, the satisfaction of the closing conditions to the Transactions and the timing of the completion of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Keyarch or ZOOZ and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the inability of the parties to successfully or timely consummate the Transactions, including the risk that any required regulatory or other approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company following the Transactions (the “Company”) or the expected benefits of the Transactions, if not obtained; (ii) the failure to realize the anticipated benefits of the Transactions; (iii) the ability of Keyarch prior to the Transactions, and the Company following the Transactions, to maintain or list, as applicable, the Company’s shares on Nasdaq and the Tel-Aviv Stock Exchange (“TASE”), including the ability to meet stock exchange listing standards following the consummation of the proposed Transactions; (iv) costs related to the Transactions; (v) the failure to satisfy the conditions to the consummation of the Transactions, including the approval of the definitive agreement (the “Business Combination Agreement”) by the shareholders of Keyarch and ZOOZ, and the satisfaction of the minimum cash requirement of the Business Combination Agreement following any redemptions by Keyarch’s public shareholders; (vi) the risk that the Transactions may not be completed by the stated deadline and the potential failure to obtain an extension of the stated deadline; (vii) the outcome of any legal proceedings that may be instituted against Keyarch or ZOOZ related to the Transactions; (viii) the attraction and retention of qualified directors, officers, employees and key personnel of Keyarch and ZOOZ prior to the Transactions, and the Company following the Transactions; (ix) the ability of ZOOZ prior to the Transactions, and the Company following the Transactions, to maintain relationships with its suppliers and customers and the effect of the Transactions on its operating results and businesses in general; (x) the ability of the Company to compete effectively in a highly competitive market; (xi) the ability to protect and enhance ZOOZ’s corporate reputation and brand; (xii) the impact from future regulatory, judicial, and legislative changes to ZOOZ’s or the Company’s industry; (xiii) competition from larger technology companies that have greater resources, technology, relationships and/or expertise; (xiv) future financial performance of the Company following the Transactions, including the ability of future revenues to meet projected annual revenues; (xv) the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; (xvi) the ability of the Company to generate sufficient revenue from each of its revenue streams; (xvii) the ability of the Company’s patents and patent applications to protect the Company’s core technologies from competitors; (xviii) the Company’s ability to manage its marketing relationships and realize projected revenues from customers; (xix) the Company’s ability to meet its product and/or service sales targets; (xx) the Company’s ability to execute its business plans and strategy; (xxi) the occurrence of a material adverse change with respect to the financial position, performance, operations or prospects of Keyarch or ZOOZ; (xxii) the disruption of ZOOZ’s management’s time from ongoing business operations due to the announcement and consummation of the proposed Transactions; (xxiii) announcements relating to the Transactions having an adverse effect on the market price of Keyarch’s securities and/or ZOOZ’s securities; (xxiv) risks associated with ZOOZ being an Israeli company located in Israel and the effect of any judicial reforms, security and terrorist activity in or affecting Israel; (xxv) the lack of a third party valuation in determining whether or not to pursue the proposed Transactions; (xxvi) limited liquidity and trading of Keyarch’s and/or ZOOZ’s securities; (xxvii) inaccuracies for any reason in the estimates of expenses and profitability and projected financial information for ZOOZ and/or Keyarch; and (xxviii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC, the TASE or the ISA by Keyarch or ZOOZ. Keyarch and ZOOZ caution that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Forward-looking statements relate only to the date they are made, and readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date they are made. Keyarch and ZOOZ undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made whether as a result of new information, future events or otherwise, subject to applicable law.

Readers are referred to the most recent reports filed with the SEC by Keyarch and, as applicable, ZOOZ. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and neither Keyarch nor ZOOZ undertakes any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

Contacts

ZOOZ Power Ltd.
Boaz Weizer
+972-86805566
marketing@zoozpower.com

Keyarch Acquisition Corporation
Jing Lu
jlu@keywisecapital.com

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